UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2012

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on September 20, 2012, CorMedix, Inc. (the “Company”), a Delaware corporation, held the initial closing of its private placement of Units, each Unit consisting of (i) a one-year $1,000 aggregate principal amount 9% Senior Convertible Note (the “Notes”), convertible into shares (the “Conversion Shares”) of common stock, par value $0.001 per share (the “Common Stock”), at a conversion price of $0.35 per Note, and (ii) a five-year redeemable Warrant (the “Warrants”), to purchase 2,500 shares of Common Stock (the “Warrant Shares”), to certain accredited investors (the “Purchasers”) pursuant to a Subscription Agreement (referred to herein as the “2012 Financing”). The placement agent for the 2012 Financing was John Carris Investments LLC (the “Placement Agent”).

On November 13, 2012, the Company held the second and final closing of the 2012 Financing, where it issued and sold an additional 474 Units for a total gross amount of $474,000. With the sale of its 850 Units at the initial closing, the Company issued and sold an aggregate total of 1,324 Units for an aggregate gross amount of $1,324,000 in proceeds from the 2012 Financing.

The maturity date of the Notes issued in the final closing is November 13, 2013. The Notes bear interest at a rate of 9% per annum payable quarterly in arrears. The Company shall have the right to prepay, in certain instances, all (but not less than all, subject to certain share ownership limitations) of the then outstanding Notes by paying 120% of the principal and accrued but unpaid interest through and including the date each Note is repaid.

At the final closing, the Purchasers were issued Warrants to purchase the Company’s Common Stock, exercisable for a period of five (5) years at an initial exercise price of $0.40, subject to adjustment. The Warrants provide for customary adjustments to the exercise price in the event of stock splits, stock dividends and other similar corporate events and may be exercised on a cashless basis. The Warrants do not confer any voting rights or any other rights as a shareholder.

The Company, upon thirty-day notice to holders of outstanding Warrants, has the right, subject to certain limitations, to redeem all or any portion of the Warrants then outstanding for consideration of $0.001 per Warrant if (i) either (a) there is an effective registration statement for resale of all of the Conversion Shares, or (b) all of the Conversion Shares may be resold pursuant to Rule 144 without any restrictions or limitations, and (ii) for the ten consecutive trading days prior to the date that the Company notifies such holders of such redemption, (a) the daily volume-weight adjusted market price of the Common Stock is equal to or greater than 140% of the then exercise price, and (b) the average daily value of the trading volume is not less than $100,000.

The Company has agreed to file an initial registration statement with the Securities and Exchange Commission (the “SEC”) to register the resale of the Conversion Shares issuable pursuant to the 2012 Financing, referred to herein as the registrable shares, within sixty (60) days after the final closing. Also, the Company has agreed to use its commercially reasonable efforts to have the registration statement declared effective within 120 days after the date of the final closing. These registration rights will cease once the registrable shares are eligible for sale by the Purchasers without restriction under Rule 144 pursuant to the Securities Act. Upon certain events, the Company has agreed to pay as partial liquidated damages an amount equal to 1.0% of the purchase price paid by each Purchaser per month until it cures such failure, but these payments may not exceed 5% of the aggregate principal amount of the Notes outstanding.

Certain of the Company’s directors have participated in the final closing as Purchasers. The Purchasers represented that they are “accredited investors” and agreed that the securities issued in the 2012 Financing bear a restrictive legend against resale with registration under the Securities Act. The Units were issued and sold pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D thereunder.

In accordance with the Amended and Restated Investment Banking Agreement, by and between the Company and the Placement Agent, the Placement Agent for the 2012 Financing shall be paid an aggregate fee for acting as placement agent of cash equal to: (a) 5.0% sales commission for sales of Units to certain existing stockholders, and (b) 10% sales commission for the sale of Units to all other Purchasers, and warrants equal to 10% of the Notes purchased. Such warrants will have the same terms as those issued to the investors.

The total net proceeds (net of placement agent fees) of the 2012 Financing to the Company were $1,196,600, including $770,000 net proceeds previously received by the Company at the initial closing and $426,600 net proceeds received by the Company in the final closing. The total net proceeds have been funded to the Company. Proceeds from the 2012 Financing will be used by the Company for marketing, manufacturing, rent and utilities, licensing obligations, payroll and working capital and general corporate purposes. At the final closing, the Placement Agent received $47,400 in fees and a warrant to purchase 118,500 shares of common stock, in addition to the $62,500 in fees and warrant to purchase 212,500 shares of common stock it previously received at the initial closing.

On November 14, 2012, the Company issued a press release announcing the final close to the 2012 Financing, a copy of which is filed herewith. The foregoing description is subject to the terms of the final definitive agreements. A complete copy of each of the form of Subscription Agreement, Note, Warrant, Placement Agent Warrant and Registration Rights Agreement were filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (filed with the SEC on November 13, 2012). A copy of Subscription Agreement, with attached schedule of parties thereto, is filed herewith as Exhibit 10.1

Item 9.01   Financial Statements and Exhibits

Exhibit 10.1	Subscription Agreement by and between the Company and certain accredited investors (with attached schedule of parties thereto).

Exhibit 10.2	Amended and Restated Investment Banking Agreement, dated August 20, 2012, between the Company and John Carris Investments, LLC

Exhibit 99.1	Press release dated November 14, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 15, 2012	CORMEDIX INC.

	By:	/s/ Richard M. Cohen
		Name:	Richard M. Cohen
		Title:	Interim Chief Executive Officer and Interim Chief Financial Officer